EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT, dated as of October 2, 2015 (this “Agreement”) is entered into by and among GX-Life Global, Inc., a Nevada corporation (“GXL”), all the shareholders of GXL listed on the signature page to this Agreement (the “GXL Shareholders”), and Global Modern Enterprise Limited, a Hong Kong entity (“GMEL”), and wholly-owned subsidiary of Global Future City Holdings Inc., a Nevada corporation (“FTCY”).

WHEREAS, the GXL Shareholders own 100% of the outstanding common stock of GXL;

WHEREAS, FTCY owns 100% of the outstanding shares of GMEL;

WHEREAS, (i) the GXL Shareholders and GXL believe it is in their best interests to exchange 100% of the outstanding common stock of GXL (the “GXL Shares”), for 100% of the outstanding shares of GMEL (the “GMEL Shares”), as set forth on Schedule 1, and (ii) GMEL and FTCY believes it is in its best interest to acquire the GXL Shares in exchange for the GMEL Shares, all upon the terms and subject to the conditions set forth in this Agreement (the “Share Exchange”); and

WHEREAS, it is the intention of the parties that: (i) the Share Exchange shall qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the “Code”); and (ii) the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended and in effect on the date of this Agreement (the “Securities Act”); and

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

EXCHANGE OF GXL SHARES FOR GMEL SHARES

Section 1.1  Agreement to Exchange GXL Shares for GMEL Shares. On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, the GXL Shareholders shall assign, transfer, convey and deliver the GXL Shares to FTCY.  In consideration and exchange for the GXL Shares, FTCY shall issue, transfer, convey and deliver the GMEL Shares to the GXL Shareholders.

Section 1.2  Closing and Actions at Closing. The closing of the Share Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures at 10:00 a.m. Pacific Time on October 2, 2015, or at such other time and date as the parties hereto shall agree in writing (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF GMEL

GMEL represents, warrants and agrees that all of the statements in the following subsections of this Article II are true and complete as of the date hereof.

Section 2.1  Corporate Organization. GMEL is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, and has all requisite corporate power and authority to own its properties and assets and governmental licenses, authorizations, consents and approvals to conduct its business as now conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the nature of its activities makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a Material Adverse Effect on the activities, business, operations, properties, assets, condition or results of operation of GMEL. “Material Adverse Effect” means, when used with respect to GMEL, any event, occurrence, fact, condition, change or effect, which, individually or in the aggregate, would reasonably be expected to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or operating results of GMEL, or materially impair the ability of GMEL to perform its obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, or (ii) changes in the United States securities markets generally.

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Section 2.2  Capitalization of GMEL. All of the issued and outstanding shares or membership interests of GMEL when issued in accordance with the terms hereof will be, duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable securities laws and corporate laws. The issuance of all of the shares of GMEL described in this Section 2.2 have been, or will be, as applicable, in compliance with securities laws and corporate laws and no stockholder of GMEL has any right to rescind or bring any other claim against GMEL for failure to comply with the Securities Act, or state securities laws.

Section 2.3 Authorization, Validity and Enforceability of Agreements. GMEL has all corporate power and authority to execute and deliver this Agreement and all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement to perform its obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by GMEL and the consummation by GMEL of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action of GMEL, and no other corporate proceedings on the part of GMEL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the valid and legally binding obligation of GMEL and is enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally. GMEL does not need to give any notice to, make any filings with, or obtain any authorization, consent or approval of any government or governmental agency or other person in order for it to consummate the transactions contemplated by this Agreement, other than filings that may be required or permitted under states securities laws, the Securities Act and/or the Securities Exchange Act of 1934 (the “Exchange Act”) resulting from the issuance of the GMEL Shares.

Section 2.4  No Conflict or Violation. Neither the execution and delivery of this Agreement by GMEL, nor the consummation by GMEL of the transactions contemplated hereby will: (i) contravene, conflict with, or violate any provision of the GMEL Charter Documents; (ii) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, court, administrative panel or other tribunal to which GMEL is subject, (iii) conflict with, result in a breach of, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which GMEL is a party or by which it is bound, or to which any of its assets or properties are subject; or (iv) result in or require the creation or imposition of any encumbrance of any nature upon or with respect to any of GMEL’s assets, including without limitation the GMEL Shares.

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Section 2.5  Litigation. There is no action, suit, proceeding or investigation (“Action”) pending or, to the knowledge of GMEL, currently threatened against GMEL or any of its affiliates, that may affect the validity of this Agreement or the right of GMEL to enter into this Agreement or to consummate the transactions contemplated hereby or thereby. There is no Action pending or, to the knowledge of GMEL, currently threatened against GMEL or any of its affiliates, before any court or by or before any governmental body or any arbitration board or tribunal, nor is there any judgment, decree, injunction or order of any court, governmental department, commission, agency, instrumentality or arbitrator against GMEL or any of its affiliates. Neither GMEL nor any of its affiliates is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no Action by GMEL or any of its affiliates relating to GMEL currently pending or which GMEL or any of its affiliates intends to initiate.

Section 2.6  Compliance with Laws. GMEL has been and is in compliance with, and has not received any notice of any violation of any, applicable law, order, ordinance, regulation or rule of any kind whatsoever, including without limitation the Securities Act, the Exchange Act, the applicable rules and regulations of the SEC or the applicable securities laws and rules and regulations of any state.

Section 2.7  Books, Financial Records and Internal Controls. All the accounts, books, registers, ledgers, GMEL Board minutes and financial and other records of whatsoever kind of GMEL have been fully, properly and accurately kept and completed; there are no material inaccuracies or discrepancies of any kind contained or reflected therein; and they give and reflect a true and fair view of the financial, contractual and legal position of GMEL. GMEL maintains a system of internal accounting controls sufficient, in the judgment of GMEL, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

Section 2.8   No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or anticipated by GMEL to arise, between GMEL and any accountants and/or lawyers formerly or presently engaged by GMEL. GMEL is current with respect to fees owed to its accountants and lawyers.

Section 2.9  Disclosure. This Agreement and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of GMEL in connection with the transactions contemplated by this Agreement do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.10 E-Gold Assets. GMEL currently holds 4,000,000 E-Gold crypto-currency coins (“EGD”) in an account controlled by GMEL and hereby transfers full right, title and interest in the EGD to the GXL Shareholders free and clear of all liens, pledges, restrictions and encumbrances of any kind.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES OF GX-LIFE GLOBAL

GXL represents, warrants and agrees that all of the statements in the following subsections of this Article III, pertaining to GXL, are true and complete as of the date hereof.

Section 3.1  Incorporation. GXL is a corporation duly incorporated, validly existing, and in good standing under the laws of the State of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of GXL’s Articles of Incorporation or bylaws.  GXL has taken all actions required by law, its Articles of Incorporation or bylaws, or otherwise to authorize the execution and delivery of this Agreement.  GXL has full power, authority, and legal capacity and has taken all action required by law, its Articles of Incorporation or bylaws, and otherwise to consummate the transactions herein contemplated.

Section 3.2  Capitalization of GXL.

A.  The authorized capital stock of GXL consists of one hundred million (100,000,000) shares, par value $0.001, of which 1,0000,000 shares of common stock are issued and outstanding, and 0 shares of preferred stock are issued and outstanding immediately prior to this Share Exchange.

B.  All of the issued and outstanding common stock of GXL immediately prior to this Share Exchange are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance with all applicable U.S. federal and state securities laws and state corporate laws. There are no outstanding or authorized options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire or receive any GXL Shares, nor are there or will there be any outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights, pre-emptive rights or rights of first refusal with respect to GXL or its shareholders, or any voting trusts, proxies or other agreements, understandings or restrictions with respect to the voting of GXL’s common stock. There are no registration or anti-dilution rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which GXL is a party or by which it is bound with respect to any equity security of any class of GXL. GXL is not a party to, and it has no knowledge of, any agreement restricting the transfer of any common stock of GXL.  The issuance of all of the common stock of GXL described in this Section 3.2 have been, or will be, as applicable, in compliance with U.S. federal and state securities laws and state corporate laws and no shareholder of GXL has any right to rescind or bring any other claim against GXL for failure to comply with the Securities Act, or state securities laws.

C. There are no outstanding contractual obligations (contingent or otherwise) of GXL to retire, repurchase, redeem or otherwise acquire any outstanding common stock of, or other ownership interests in, GXL.

Section 3.3  Subsidiaries and Predecessor Corporations.  GXL does not directly or indirectly own any capital stock or other securities of, or any beneficial ownership interest in, or hold any equity or similar interest, or have any investment in any corporation, limited liability company, partnership, limited partnership, joint venture or other company, person or other entity.

Section 3.4  Financial Statements. GXL has kept all books and records since inception and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The balance sheets are true and accurate and present fairly as of their respective dates the financial condition of GXL.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, GXL had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of GXL, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

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GXL has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and GXL has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all Governmental fees and taxation.

The books and records, financial and otherwise, of GXL are, in all material aspects, complete and correct and have been maintained in accordance with good business and accounting practices.

All of GXL’s assets are reflected on its financial statements, and GXL has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 3.5  Information. The information concerning GXL set forth in this Agreement is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

Section 3.6  Material Contract Defaults. GXL is not, and has not received any notice or has any knowledge that any other party is, in default in any respect under any GXL Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “GXL Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which GXL is a party (i) with expected receipts or expenditures in excess of $25,000, (ii) requiring GXL to indemnify any person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $25,000 or more, including guarantees of such indebtedness, or (v) which, if breached by GXL in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from GXL or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Section 3.7  Litigation; Labor Matters; Compliance with Laws. There is no suit, action or proceeding or investigation pending or, to the knowledge of GXL, threatened against or affecting GXL or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a material adverse effect with respect to GXL or prevent, hinder or materially delay the ability of GXL to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against GXL having, or which, insofar as reasonably could be foreseen by GXL, in the future could have, any such effect.

Section 3.8  No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which GXL is a party or to which any of its assets, properties or operations are subject.

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Section 3.9  Approval of Agreement. The Board of Directors of GXL has authorized the execution and delivery of this Agreement by GXL and has approved this Agreement and the transactions contemplated hereby.

Section 3.10 Valid Obligation. This Agreement and all agreements and other documents executed by GXL in connection herewith constitute the valid and binding obligation of GXL, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 3.11 Outstanding Contracts and Liabilities. GXL shall have no liabilities, debts, payables (contingent or otherwise), agreements or tax obligations other than those items listed in Schedule 3.11 attached to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF GX-LIFE GLOBAL SHAREHOLDERS

The GXL Shareholders hereby represent and warrant to GMEL and FTCY as follows:

Section 4.1 Authority. The GXL Shareholders have the right, power, authority and capacity to execute and deliver this Agreement to which the GXL Shareholders are a party, to consummate the transactions contemplated by this Agreement to which the GXL Shareholders are a party, and to perform the GXL Shareholders’ obligations under this Agreement to which the GXL Shareholders are a party. This Agreement has been duly and validly authorized and approved, executed and delivered by the GXL Shareholders. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than the GXL Shareholders, this Agreement is duly authorized, executed and delivered by the GXL Shareholders and constitutes the legal, valid and binding obligation of the GXL Shareholders, enforceable against the GXL Shareholders in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.2  No Conflict. Neither the execution or delivery by the GXL Shareholders of this Agreement to which the GXL Shareholders are a party nor the consummation or performance by the GXL Shareholders of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of the GXL Shareholders (if the GXL Shareholders are not natural persons); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which the GXL Shareholders are a party or by which the properties or assets of the GXL Shareholders are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which the GXL Shareholders, or any of the properties or assets of the GXL Shareholders, may be subject.

Section 4.3  Litigation. There is no pending Action against the GXL Shareholders that involves the GXL Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of GXL and, to the knowledge of the GXL Shareholders, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

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Section 4.4  Acknowledgment. The GXL Shareholders understand and agree that the GMEL Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the GMEL Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder.

Section 4.5 Liquidity. The GXL Shareholders have adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the GMEL Shares and a complete loss in their investment.

Section 4.6 Own Account. The GXL Shareholders are acquiring the GMEL Shares solely for their own accounts as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such GMEL Shares.

Section 4.7  Ownership of Shares. The GXL Shareholders are both the record and beneficial owners of the GXL Shares. The GXL Shareholders are not the record or beneficial owner of any other shares of GXL. The GXL Shareholders have and shall transfer at the Closing, good and marketable title to the GXL Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 4.8  Pre-emptive Rights. At Closing, no GXL Shareholders has any pre-emptive rights or any other rights to acquire any shares of GXL that have not been waived or exercised.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF FTCY

FTCY hereby represents and warrants to GXL and the GXL Shareholders as follows:

Section 5.1 Authority. FTCY has the right, power, authority and capacity to execute and deliver this Agreement to which FTCY are a party, to consummate the transactions contemplated by this Agreement to which FTCY are a party, and to perform FTCY’s obligations under this Agreement to which FTCY is a party. This Agreement has been duly and validly authorized and approved, executed and delivered by FTCY. Assuming this Agreement has been duly and validly authorized, executed and delivered by the parties thereto other than FTCY, this Agreement is duly authorized, executed and delivered by FTCY and constitutes the legal, valid and binding obligation of FTCY, enforceable against FTCY in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors’ rights generally.

Section 5.2  No Conflict. Neither the execution or delivery by FTCY of this Agreement to which FTCY are a party nor the consummation or performance by FTCY of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the organizational documents of FTCY (if FTCY are not natural persons); (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, any agreement or instrument to which FTCY is a party or by which the properties or assets of FTCY are bound; or (c) contravene, conflict with, or result in a violation of, any law or order to which FTCY, or any of the properties or assets of FTCY, may be subject.

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Section 5.3  Litigation. There is no pending Action against FTCY that involves the GMEL Shares or that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement or the business of GMEL and, to the knowledge of FTCY, no such Action has been threatened, and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Action.

Section 5.4  Acknowledgment. FTCY understands and agrees that the GXL Shares to be issued pursuant to this Agreement have not been registered under the Securities Act or the securities laws of any state of the U.S. and that the issuance of the GXL Shares is being effected in reliance upon an exemption from registration afforded either under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering or Regulation D promulgated thereunder.

Section 5.5  Stock Legends. FTCY hereby agrees with GXL and GXL Shareholders as follows:

A.  Securities Act Legend. The certificates evidencing the GXL Shares issued to FTCY will bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

B.  Other Legends. The certificates representing such GMEL Shares, and each certificate issued in transfer thereof, will also bear any other legend required under any applicable law, including, without limitation, any U.S. state corporate and state securities law, or contract.

C.  Opinion. FTCY shall not transfer any or all of the GMEL Shares pursuant to Rule 144, under the Securities Act, or absent an effective registration statement under the Securities Act and applicable state securities law covering the disposition of the GMEL Shares, without first providing GMEL with an opinion of counsel (which counsel and opinion are reasonably satisfactory to the GMEL) to the effect that such transfer will be made in compliance with Rule 144, under the Securities Act, or will be exempt from the registration and the prospectus delivery requirements of the Securities Act and the registration or qualification requirements of any applicable U.S. state securities laws.

Section 5.6 Liquidity. FTCY has adequate means of providing for current needs and contingencies, have no need for liquidity in the investment, and are able to bear the economic risk of an investment in the GMEL Shares and a complete loss in their investment.

Section 5.7 Own Account. FTCY is acquiring the GMEL Shares solely for their own accounts as principal, for investment purposes only, and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such GMEL Shares.

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Section 5.8  Ownership of Shares. FTCY is both the record and beneficial owner of the GMEL Shares. FTCY is not the record or beneficial owner of any other shares of GMEL. FTCY has and shall transfer at the Closing, good and marketable title to the GMEL Shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever, excepting only restrictions on future transfers imposed by applicable law.

Section 5.9  Pre-emptive Rights. At Closing, FTCY does not have any pre-emptive rights or any other rights to acquire any shares of GMEL that have not been waived or exercised.

ARTICLE VI

ADDITIONAL MATTERS

Section 6.1 Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Share Exchange and the other transactions contemplated by this Agreement.  GXL, FTCY, the GXL Shareholders and GMEL shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Share Exchange.

Section 6.2 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

Section 6.3 Certain Tax Matters. The parties hereto intend that the Share Exchange shall be treated and reported as a “reorganization” within the meaning of Section 368(a)(1)(B) of the Code (and any comparable provisions of any applicable state or local tax laws). No party shall take any position for income tax purposes inconsistent with such characterization unless otherwise required by applicable law.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF GXL AND THE GXL SHAREHOLDERS

The obligations of GXL and the GXL Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by GXL and the GXL Shareholders at their sole discretion:

Section 7.1  Representations and Warranties of GMEL and FTCY. All representations and warranties made by GMEL and FTCY in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 7.2  Agreements and Covenants. GMEL and FTCY shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with on or prior to the Closing Date.

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Section 7.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 7.4  Other Closing Documents. GXL shall have received such certificates, instruments and documents in confirmation of the representations and warranties of GMEL and FTCY, GMEL and FTCY’s performance of its obligations hereunder, and/or in furtherance of the transactions contemplated by this Agreement as GXL and the GXL Shareholders and/or their respective counsel may reasonably request.

Section 7.5  Documents. GMEL and/or FTCY must have caused the following documents to be delivered to GXL and the GXL Shareholder:

A.  The GMEL Shares in certificated form with a valid stock power transferring said shares to Purchasers;

B.  this Agreement duly executed; and

C.   such other documents as GXL and/or GXL Shareholders may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of GMEL and FTCY, (B) evidencing the performance of, or compliance by GMEL or FTCY with any covenant or obligation required to be performed or complied with by GMEL or FTCY, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 7.6  No Material Adverse Effect.  There shall not have been any event, occurrence or development that has resulted in or could result in a Material Adverse Effect on or with respect to GMEL.

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF GMEL AND FTCY

The obligations of GMEL and FTCY to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by GMEL and/or FTCY in its sole discretion:

Section 8.1  Representations and Warranties of GXL and the GXL Shareholders. All representations and warranties made by GXL and the GXL Shareholders on behalf of themselves individually in this Agreement shall be true and correct on and as of the Closing Date except insofar as the representation and warranties relate expressly and solely to a particular date or period, in which case, subject to the limitations applicable to the particular date or period, they will be true and correct in all material respects on and as of the Closing Date with respect to such date or period.

Section 8.2  Agreements and Covenants. GXL and the GXL Shareholders shall have performed and complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by each of them on or prior to the Closing Date.

Section 8.3  Consents and Approvals. All consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement, shall have been duly obtained and shall be in full force and effect on the Closing Date.

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Section 8.4  No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or other governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, domestic or foreign, that declares this Agreement invalid or unenforceable in any respect or which prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of GXL shall be in effect; and no action or proceeding before any court or government or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 8.5  Other Closing Documents. GMEL and/or FTCY shall have received such certificates, instruments and documents in confirmation of the representations and warranties of GXL and the GXL Shareholders, the performance of GXL and the GXL Shareholders’ respective obligations hereunder and/or in furtherance of the transactions contemplated by this Agreement as GMEL or its counsel may reasonably request.

Section 8.6  Documents. GXL and the GXL Shareholders must deliver to GMEL and/or FTCY at the Closing:

A. share certificates evidencing the GXL Shares, along with executed stock power forms transferring such GXL Shares to FTCY;

B. this Agreement to which the GXL and the GXL Shareholders is a party, duly executed; and

C.          such other documents as FTCY may reasonably request for the purpose of (A) evidencing the accuracy of any of the representations and warranties of the GXL and the GXL Shareholders , (B) evidencing the performance of, or compliance by GXL and the GXL Shareholders with, any covenant or obligation required to be performed or complied with by GXL and the GXL Shareholders, as the case may be, (C) evidencing the satisfaction of any condition referred to in this Article VI, or (D) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

Section 8.7  No Claim Regarding Common Stock Ownership or Consideration. There must not have been made or threatened by any Person, any claim asserting that such Person (a) is the holder of, or has the right to acquire or to obtain beneficial ownership of the GXL Shares, or any other stock, voting, equity, or ownership interest in, GXL, or (b) is entitled to all or any portion of the GXL Shares.

ARTICLE IX

INDEMNIFICATION

Section 9.1 Survival of Provisions. Notwithstanding any provision in this Agreement to the contrary, all representations and warranties made by the Parties, shall survive for 18 months after the Closing, and thereafter will terminate, together with any associated right of indemnification pursuant to Section 9.2.

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Section 9.2  Indemnification. Subject to the provisions of this Section 9, the Parties agree to indemnify, hold harmless, and defend the other, and its officers, directors, and agents against any damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, including taxes, expenses (including, but not limited to, any and all interest, penalties, and expenses whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) and losses (each, a “Claim” and collectively, “Claims”) to which the other Party may become subject arising out of or based on any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by another Party in this Agreement.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.1  Publicity. No party shall cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other parties, unless a press release or announcement is required by law. If any such announcement or other disclosure is required by law, the disclosing party agrees to give the non-disclosing parties prior notice and an opportunity to comment on the proposed disclosure.

Section 10.2  Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other parties.

Section 10.3  Fees and Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 10.4  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been given or made if in writing and delivered personally or sent by registered or certified mail (postage prepaid, return receipt requested)or facsimile to the parties at the following addresses:

If to GXL or the GXL Shareholders, to:

GX-Life Global, Inc.

Attn: Michael R. Dunn

26381 Crown Valley Parkway, Suite 230,

Mission Viejo, CA 91789

If to GMEL or FTCY, to:

Global Future Holdings Inc.

Attn: Michael R. Dunn, CFO

26381 Crown Valley Parkway, Suite 230,

Mission Viejo, CA 91789

or to such other persons or at such other addresses as shall be furnished by any party by like notice to the others, and such notice or communication shall be deemed to have been given or made as of the date so delivered or mailed. No change in any of such addresses shall be effective insofar as notices under this Section 10.4 are concerned unless such changed address is located in the United States of America and notice of such change shall have been given to such other party hereto as provided in this Section 10.4.

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Section 10.5  Entire Agreement. This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement. No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 10.6  Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible so as to be valid and enforceable.

Section 10.7  Titles and Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

Section 10.8  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. Fax and PDF copies shall be considered originals for all purposes.

Section 10.9  Governing Law; Attorneys’ Fees. This agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to the rules of conflicts of law. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement or any of the other transaction documents, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses.

Section 10.10  Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereto, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 10.11  Amendments and Waivers. Except as otherwise provided herein, no amendment or waiver of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GX-LIFE GLOBAL, INC.,

a Nevada corporation

/s/ Michael R. Dunn

Name: Michael R. Dunn

Title: Chief Financial Officer

GX-LIFE GLOBAL, INC. SHAREHOLDERS

/s/ Ning Liu

Big Name Group Co., Ltd. (58,078 shares)

By: Ning Liu

Title: President

/s/ Michael R. Dunn

Michael R. Dunn (439,241 shares)

/s/ Masuya Tomoe

Masuya Tomoe (453,339 shares)

/s/ Zhenyou Liu

Zhenyou Liu (16,447 shares)

/s/ Mark Oschman

Mark Oschman (14,098 shares)

/s/ Bob Crowson

Bob Crowson (11,748 shares)

/s/ Andrew Dunn

Andrew Dunn (4,699 shares)

/s/ Justin Scott

Justin Scott (2,350 shares)

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GLOBAL MODERN ENTERPRISE LIMITED,

a Hong Kong entity

/s/ Ning Liu

Name: Ning Liu

Title: President

GLOBAL FUTURE CITY HOLDING INC.,

a Nevada corporation

/s/ Ning Liu

Name: Ning Liu

Title: CEO

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SCHEDULE 1

At Closing, the GXL Shareholders shall transfer an aggregate of 1,000,000 shares of GX-Life Global, Inc. representing 100% of the issued and outstanding shares of GXL to FTCY in exchange for 100% of the membership interests/shares of GMEL to the GXL as follows:

•	GXL Shareholders:

o Big Name Group Co., Ltd.	5.8 % of GMEL

o Michael R. Dunn	43.9 % of GMEL

o Masuya Tomoe	45.3 % of GMEL

o Zhenyou Liu	1.6 % of GMEL

o Mark Oschman	1.4 % of GMEL

o Bob Crowson	1.2 % of GMEL

o Andrew Dunn	0.5 % of GMEL

o Justin Scott	0.2 % of GMEL

• FTCY	1,000,000 shares of GXL (100%)

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